SEVENTH AMENDMENT TO THE

CUSTODY AGREEMENT

THIS SEVENTH AMENDMENT, dated as March 27, 2015 to the Custody Agreement, dated as of April 1, 2006, as amended December 1, 2008, February 10, 2012, December 1, 2012, March 7, 2014, May 16, 2014 and February 2, 2015 (the “Agreement”), is entered into by and between RAINIER INVESTMENT MANAGEMENT MUTUAL FUNDS, a Delaware statutory trust (the “Trust”) and U.S. BANK, N. A., a national banking association organized and existing under the laws of the United States of America (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the listing of Funds of the Agreement;

WHEREAS, Article 14.2 of the Agreement allows for an amendment by a written instrument executed by both parties;

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit C of the Agreement is hereby superseded and replaced with Amended Exhibit C.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

RAINIER INVESTMENT MANAGEMENT		U.S. BANK, N.A.
MUTUAL FUNDS

By:	/s/ Melodie B. Zakaluk	By:	/s/ Michael R. McVoy
Printed Name:	Melodie B. Zakaluk	Printed Name:	Michael R. McVoy
Title:	CEO/President	Title:	Senior Vice President

Amended Exhibit C

to the Custody Agreement

Separate Series of Rainier Investment Management Mutual Funds

Name of Series	Date Added
Rainier Large Cap Equity Fund	05-10-1994
Rainier Large Cap Equity Fund I	05-02-2002
Rainier Intermediate Fixed Income Fund	05-02-2002
Rainier Intermediate Fixed Income Fund I	02-02-2015
Rainier Small/Mid Cap Equity Fund	05-10-1994
Rainier Small/Mid Cap Equity Fund I	05-02-2002
Rainier Mid Cap Equity Fund	12-07-2005
Rainier Mid Cap Equity Fund I	12-07-2005
Rainier High Yield Fund I	03-31-2009
Rainier High Yield Fund	07-31-2012
Rainier International Discovery Fund	03-28-2012
Rainier International Discovery Fund, A	11-30-2012
Rainier Large Cap Growth Equity Fund I	03-11-2014

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